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                                                                 Exhibit 10(k)
                                                                 -------------
                              H.B. FULLER COMPANY
                            EXECUTIVE BENEFIT TRUST

THIS AGREEMENT is made by and between H.B. Fuller Company (the "Company") and First Trust National Association.

                              W I T N E S S E T H:

WHEREAS, the Company has established a plan for executive and key management employees and may establish one or more other such plans, each of which is listed on Exhibit A to this Agreement and is referred to in this Agreement as the "Plan" or collectively as the "Plans"; and

WHEREAS, The Company desires to establish a trust for the purpose of implementing the provisions of the Plan;

NOW, THEREFORE, In order to establish a trust under the Plans and in consideration of the mutual undertakings of the parties, it is agreed as follows:

                                   ARTICLE I
                             RULES OF CONSTRUCTION

1.1 General Definitions. Unless the context otherwise indicates, the terms used in this agreement are given the meaning ascribed to them by the Plan with respect to which they are being applied.

1.2  Grantor Trust.    The Trust is intended to be a grantor trust described in
section 671 of the Internal Revenue Code, and shall be construed accordingly.

1.3  "Change in Control" shall mean any of the following events:

     (a) a determination made by the Board of Directors of the Company, in its sole discretion, that a change in control of the Company has occurred;

     (b) the acquisition, by any person (as such term is used in Sections 13(d) and 14(d) (2) of the Securities and Exchange Act of 1934) or any group of persons acting in concert, of beneficial ownership, direct or indirect, of securities of the Company representing more than fifteen percent of the combined voting power of the Company's then outstanding securities;

     (c) the merger or consolidation of the Company in which it is not the surviving corporation with, or the sale of all or substantially all of the assets of the Company to, any person or entity or group of associated persons or entities not
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     affiliated (within the meaning of the Securities Act of 1933) with the
     Company as of the date of this Agreement; or

     (d) a change in the composition of the Board of Directors of the Company at any time during any consecutive twelve month period such that the "Continuity Directors" cease for any reason to constitute at least a majority of the Board of Directors. For purposes of this clause (d), "Continuity Directors" means those members of the Board of Directors of the Company who either:

     (i) were Directors at the beginning of such consecutive twelve (12) month period; or

     (ii) were elected by, or on the nomination or recommendation of, at least a majority of the Board of Directors of the Company.

1.4 "Administrator" shall mean the Plan Administrator designated by the Plan or, if not designated by the Plan, the Chief Executive Officer of the Company or the person to whom the Chief Executive Officer has delegated the Administrator's duties under the Plan.

1.5 "Trustee" shall mean the banking organization that has executed this Agreement, or its successor in trust, who is at the relevant time acting as the trustee under this Agreement.


                                   ARTICLE II
                              APPLICATION OF FUNDS

2.1 Segregation of Trust Funds. The Trustee agrees to hold and manage all contributions received from the Company or any other source and the income and increment of such contributions. The trust estate shall be held separate and apart from other funds of the Company and shall be used exclusively for the purposes set forth in this Agreement.

2.2 Payment of Benefits. Subject to the provisions of Sections 2.3 and 3.1, the Trustee shall distribute the trust fund to participants in accordance with the terms of the Plan. If the Administrator fails to instruct the Trustee to make a distribution from the Trust fund within thirty days after the occurrence of an event entitling a participant to receive a distribution, the Trustee shall be entitled to rely on instructions from the participant if the participant submits proof that such an event has occurred with respect to the participant. If the assets of the Trust are not sufficient to make payments of benefits under the Plan to participants and their beneficiaries, the Company shall make the balance of each such payment as it becomes due.

2.3 Reversion of Excess Assets. If, upon the Company's request, the Trustee determines, on the basis of reasonable actuarial assumptions chosen by the Trustee, that a

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portion of the Trust's assets or future earnings allocated to an account for a
Plan will not be required to pay benefits to participants and their beneficiaries under the terms of the Plan in effect at the time of the determination, all or any part of such portion of assets or future Trust earning shall be returned to the Company upon the direction of the Company; provided that no part of any assets or future Trust earning shall be paid to the Company after the occurrence of a change in control except as provided in Section 5.2 or 10.3.

                                  ARTICLE III
                                   INSOLVENCY


3.1 Creditors' Claims. At all times during the term of this Trust, the principal and income of the Trust shall be subject to the claims of general creditors of the Company, and at any time the Trustee has actual knowledge, or has determined, that the Company is insolvent, the Trustee shall deliver any undistributed principal and income in the Trust to satisfy such claims as a court of competent jurisdiction or a person appointed by the court may direct. The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee of the Company's insolvency. If the Company or a person claiming to be creditor of the Company alleges in writing to the Trustee that the Company has become insolvent, the Trustee shall independently determine, within thirty days after receipt of such notice, whether the Company is insolvent and, pending such determination, the Trustee shall discontinue payments of benefits under the Plan, shall hold the Trustee assets for the benefit of the Company's general creditors, and shall resume payments of benefits under the terms of the Plans only after the Trustee has determined that the Company is not insolvent or is no longer insolvent, if the Trustee initially determined the Company to be insolvent). Unless the Trustee has actual knowledge of the Company's insolvency, the Trustee shall have no duty to inquire whether the Company is insolvent. The Trustee may in all cases rely on such evidence concerning the Company's solvency as may be furnished to the Trustee which will give the Trustee a reasonable basis for making a determination concerning the Company's solvency. Nothing in this Trust Agreement shall in any way diminish any rights of a participant to pursue his rights as a general creditor of the Company with respect to the benefits to which he is entitled under the Plan, but the Trustee shall not, except upon direction of a court of competent jurisdiction or a person appointed by the court, pay to any participant any amounts representing the participant's priority claim for wages or employee benefits.

3.2 Restoration of Benefits. If the Trustee discontinues payments of benefits from the Trust pursuant to the provisions of Section 3.1, and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments that would have been made to the participant during the period of such discontinuance, less the aggregate amount of payments made to the participant by the Company in lieu of the payments that would have been provided from this Trust during any such period of discontinuance.

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3.3  "Insolvency."  The Company shall be considered "insolvent" for purposes of this Trust Agreement if (a) the Company is unable to pay its debts as they mature, or (b) the Company is subject to a pending proceeding as a debtor under the Bankruptcy Code.

                                   ARTICLE IV
                               CHANGE IN CONTROL

4.1 Administration after Change in Control. Upon and after the Trustee receives notice of the occurrence of a Change in Control, the Trustee shall administer the Trust as follows:

     (a) The Trustee shall segregate in a separate share of the Trust the assets of the Trust held to provide benefits for all participants who were participants in the Plans immediately prior to the Change in Control, including any contributions received for such participants following the Change in Control. A separate share of the Trust shall be created for assets held to provide benefits for persons who become participants in the Plans after the Change in Control. The assets of the separate shares shall not be commingled, and in no event shall assets of such a share be used to provide benefits under another share unless all benefits to participants under the first share have been paid.

     (b) The provisions of Section 3.1, relating to payments to general creditors of the Company in the event of insolvency, shall not apply to the separate share of the Trust that includes assets held prior to the Change in Control until each other separate share has been exhausted by such payments.

4.2 Notice. The Trustee shall be deemed to have received notice of the occurrence of a Change in Control only upon actual delivery to the Trustee of a written notice of such occurrence signed by an officer of the Company, a member of the Board of Directors of the Company or a participant in the Plan. If, following its receipt of such a notice, the Trustee determines that no Change in Control has in fact occurred, it shall continue to administer the Trust as if such notice had not been received.

                                   ARTICLE V
                               ERISA TERMINATION

5.1 Loss of ERISA Exemptions. If the existence of the Trustee is finally determined by a competent authority to constitute a fund that will cause any Plan to lose its exemptions under Title I of ERISA as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees, the Trust shall terminate. If such termination occurs prior to the date on which a statement regarding ownership of five percent or more of the Company required by Section 13(d) or 14(d) of the Securities and Exchange Commission, or if such termination occurs more than two years after such statement is filed and no Change in control has occurred, the Trustee shall (a) transfer the assets of the Trust to the trustee of

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a new trust established by the Company that, in the opinion of counsel selected by the Trustee, will not constitute such a fund and is in other respects similar to this Trust, or (b) if no such other trust is in existence within ninety days after the termination, distribute to each participant the present value of his benefit under each Plan. If such termination occurs less than two year after such statement has been filed or after a Change in Control has occurred, the Trustee shall distribute to each participant the present value of his benefits under each Plan. For purposes of the foregoing, a final determination of a competent authority means a court order or an opinion of the Department of Labor which cannot, or which the Company determines will not, be appealed.

5.2  Allocation upon Termination.  Upon any distribution to participants under
Section 5.1, the trustee shall make distributions with respect to benefits under any Plan from the Account for such Plan to the extent of the balance of such account. If such Account is insufficient to pay such benefits in full, the deficiency shall be allocated among the participants in proportion to the present value of the accrued benefit of each under the Plan. If the balance of the Account exceeds the amount of benefits payable under the Plan, the excess shall first be allocated to participants in proportion to the aggregate amount of deficiencies allocated to each with respect to other Plans, and second, if the assets of the Trust exceed the value of all accrued benefits under the Plans, the excess shall be returned to the Company.

                                   ARTICLE VI
                                    ACCOUNTS

6.1 Separate Plan Accounts. The Trustee shall establish a separate account within the Trust to evidence contributions made pursuant to each separate plan and the earnings and losses attributable to such contributions. The Company shall instruct the Trustee as to the account or accounts to which each contribution is to be allocated. Each account shall reflect an undivided interest in the assets of the Trust, except that if an insurance policy is acquired under a specific Plan, such policy shall be credited to the account for such Plan. A single policy may be allocated in specified portions to accounts for two or more Plans in accordance with the direction of the Company. Earnings and losses of the Trust, except those attributable to an insurance policy (or a portion of a policy) allocated to a specific account, shall be apportioned among the accounts in proportion to their balances, exclusive of insurance policies, as of the first day of an accounting period. All distributions in satisfaction of benefits under a Plan, including those payable to a participant or beneficiary as a general creditor of the Company, shall be charged against the account of such Plan. Expenses of the Trust and any distributions other than Plan benefits to the Company's general creditors shall be charged against the accounts in proportion to their balances, including the value of any insurance polices. Insurance policies shall be valued at their surrender value as of the valuation date.

6.2 Participant Accounts. The Administrator shall maintain accounts for each participant (and for the beneficiary of each deceased participant) as provided in the Plan. As of each valuation date under the Plan, the trustee shall adjust such accounts for

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imputed gains and losses in the manner provided in the Plan or, if the Plan does not otherwise provide, in a reasonable manner determined by the Trustee.


                                  ARTICLE VIII
                          POWERS AND DUTIES OF TRUSTEE

7.1 Investments. The Trustee shall invest the assets of the Trust in the manner directed by the Company. The Company may contribute to the Trust, or direct the Trustee to obtain, one or more policies of insurance on the life of the participant, former participant, other employee or against the disability of any participant and to allocate such policy to a Plan, or to allocate specified interests in such policy to two or more Plans. The Trustee shall have no discretion with respect to the acquisition, disposition or allocation of any such policy and shall act only at the direction of the Company. To the extent a policy is acquired with funds allocated to a separate account for a Plan, an interest in the policy proportionate to the funds provided from such account for such acquisition shall be allocated to such account. The Trustee shall be the owner and beneficiary of each such policy. If the Company fails to direct the Trustee as to the investment of any assets of the Trust, the Trustee shall invest such assets in such manner as it deems prudent pending the receipt of investment directions from the Company; provided that the Trustee shall retain each insurance policy contributed to the Trust or acquired pursuant to the Company's direction until the Company directs the Trustee to surrender or otherwise dispose of such policy. The Company may, at any time, direct the Trustee to borrow funds under the loan provisions of any such policy and to apply the proceeds of such loan to the premiums payable with respect to such policy or to invest such proceeds in another manner directed by the Company.

7.2 General Powers. Except as otherwise directed by the Company, the Trustee shall have the following powers with respect to the funds held pursuant to this Agreement, in addition to those which it possesses as a matter of law and those granted to it elsewhere in this Agreement:

     (a) to sell properties held in the Trust fund at public or private sale for cash or on credit; to exchange such properties; and to grant options for the purchase or exchange of such properties;

     (b) to exercise all conversion and subscription rights pertaining to properties held in the Trust fund;

     (c) to exercise all voting rights with respect to properties held in the Trust and in connection with such rights to grant proxies, discretionary or otherwise;

     (d) to cause securities and other properties to be registered and held in the name of a nominee for the Trustee or in such form that title will pass by delivery;

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     (e) to borrow money for the purposes of the Plan if, in its sole discretion, the Trustee deems borrowing to be advisable; for sums so borrowed to issue its promissory note as Trustee and to secure repayment by pledging securities held in the Trust for which the funds were borrowed; and to pay or charge interest at a reasonable rate upon sums so borrowed; but this Trustee shall never be required to exercise the power to borrow except as directed by the Company pursuant to Section 7.1 of this Agreement;

     (f) to consent to and participate in any plan of reorganization, consolidation, merger, extension or other similar plan affecting property held in the Trust fund; to consent to any contract, lease, mortgage, purchase, sale or other action by any corporation pursuant to any such plan; to accept and retain property issued under any such plan.

     (g) to pay any premium due on any policy of insurance held in the Trust if such premium is not paid by the Company.

7.3 Other Provisions Relating to Trustee. The Trustee accepts the Trust created under this instrument but only upon the express terms and conditions of this Agreement, including the following:

     (a) Whenever in the administration of the Plan a certification is required to be given to the Trustee, or the Trustee shall deem it necessary that a matter be proved prior to taking, suffering or omitting any action hereunder, such certification shall be duly made and said matter may be deemed to be conclusively proved by an instrument, signed in the name of the Company, by its Chief Executive Officer, its President, a Vice President or by any other person specified in writing by the Company, but in its discretion the Trustee may, in lieu thereof, accept other evidence of the matter from a participant or may require such further evidence to it as may seem reasonable. Generally, the Trustee shall be protected in acting upon any notice, resolution, order, certificate, opinion, telegram, letter or other document believed by the Trustee to be genuine and to have been signed by the proper party or parties.

     (b) The Trustee may consult with legal counsel (who may be counsel for the Company) with respect to the construction of this Agreement or its duties as Trustee, or with respect to any legal proceeding or any question of law.

     (c) The Trustee may make any payment required by this Agreement by mailing its check by first class mail in a sealed envelope addressed to the person to whom such payment is to be made. The Trustee shall not be required to make any investigation to determine or verify the identity or mailing address of any person entitled to benefits under this Agreement and shall be entitled to withhold making payments until the identity and mailing addresses of persons entitled to benefits are certified to it. If any dispute arises as to the identity or rights of

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     persons entitled to benefits, the Trustee may withhold payment of benefits until such dispute shall have been determined by arbitration or by a court of competent jurisdiction or shall have been settled by written stipulation of the parties concerned.

     (d) The Trustee shall receive for its services compensation in accordance with its separate agreement with the Company. Such compensation, together with all other expenses of the Trustee incurred in its administration of the trust, shall be charged to and paid by the Company or, if not so paid, shall be paid from the Trust as an administrative expense.

     (e) The Trustee shall keep full records of its administration of the Trust, which the Company shall have the right to examine at any time during the Trustee's regular business hours. Within sixty days following the close of each calendar year, the Trustee shall furnish to the Company a statement of account, and the Company shall promptly notify the Trustee in writing of its approval or disapproval of such statement. Each such statement shall include sufficient information for the Company to include in its income tax returns all items of income, deduction and credit attributable to the Trust Fund. If the Company fails to disapprove any such statement within sixty days after its receipt, the Company shall be considered to have approved the statement. Except to the extent inconsistent with law, the approval by the Company of any statement of account shall be binding, as to all matters embraced in the statement, on the parties to this Agreement and on all participants, to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its accounts in a court of competent jurisdiction in which the Trustee, the Company, the Administrator, and all persons having or claiming any interest in the Trust were parties; provided, however, that no provision of this Agreement shall deprive the Trustee of its right to have its accounts judicially settled.

     (f) Following prior written notice to the Company, the Trustee may accept, compromise, settle, enforce or contest any obligation or liability due to or from it as Trustee, including any claim that may be asserted for taxes under present or future laws; but it shall not be required to institute or continue litigation unless it is in possession of funds suitable for that purpose or unless it has been indemnified to its satisfaction against its counsel fees and all other expenses and liabilities to which it may in its judgment be subjected by such action. The Trustee shall be entitled, out of the recoveries of any litigation, to reimbursement for its expenses in connection with such litigation.

     (g) A third party dealing with the Trustee shall not be required to inquire whether the Company, the Administrator or a participant has instructed the Trustee, or whether the Trustee is otherwise authorized to take or omit any action;

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     or to follow the application by the Trustee of any money or property that may be paid or delivered to the Trustee.

     (h) The Trustee shall discharge its duties solely in the interest of the participants and their beneficiaries, with the care, skill, prudence and diligence in the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of a like character with like aims.

     (i) The liability of the Trustee to make the payments specified by the Plan shall be limited to the funds which have come into its hands as Trustee.

                                  ARTICLE VIII
                               CHANGE OF TRUSTEE

8.1 Resignation. The Trustee may resign at any time upon delivering to the Chief Executive Officer or President of the Company a written notice of resignation, to take effect not less than thirty days after its delivery, unless such notice shall be waived.

8.2 Removal. The Trustee may, with the written consent of a majority of the participants in all Plans for which a separate account is then maintained under this Agreement, be removed by the Chief Executive Officer or President of the Company and by delivery of a written notice of such action to the Trustee, together with written notice of removal, to take effect at a date specified in such notice, which shall not be less than thirty days after its delivery, unless the Trustee waives such notice.

8.3 Discharge. A Trustee which has resigned or has been removed shall have the right to a settlement of accounts, which may be made at the option of the Trustee either by judicial settlement in an action instituted by the Trustee in a court of competent jurisdiction or by agreement of settlement between the Trustee, the Company and the participants of any Plan for which an account is maintained.

8.4 Appointment of Successor. The Company covenants that it will, upon receipt or giving of notice of the resignation or removal of a Trustee, forthwith appoint, by action of its Chief Executive Officer or President, a successor Trustee, which shall be independent of the Company and not subject to the control of the Company or the participants. Such successor shall not, except with the written consent of a majority of the participants in the Plans for which the Trustee maintains separate accounts under this Agreement, be a person other than a bank or trust company. Any successor Trustee so appointed may qualify as such by executing, acknowledging and delivering to the Chief Executive Officer or President of the Company and to the resigning or removed Trustee, an instrument accepting such appointment, and such successor shall, without further act, become vested with all the estate, rights, powers, discretion and duties of the predecessor Trustee with like effect as if originally named as Trustee.

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                                   ARTICLE IX
                         AMENDMENTS OF TRUST AND PLANS

9.1 Trust Amendment. Except as limited below, the Chief Executive Officer of the Company shall have the right to amend this Trust Agreement at any time to any extent. Such amendment shall be stated in an instrument in writing, executed by such Chief Executive Officer, attested by the Secretary or an Assistant Secretary of the Company. Upon delivery of an executed counterpart of such instrument to the Trustee, the Trust shall be deemed to have been amended in the manner set forth in such counterpart, and all participants and Employers shall be bound by the amendment; provided, however,

     (a) that no amendment shall increase the duties or liabilities of the Trustee without its written consent; and

     (b) that no amendment shall have any retroactive effect so as to deprive any participant, or the beneficiary of a deceased participant, of any benefit attributable to a contribution made before such amendment to which such participant or beneficiary would have been entitled had such amendment not been made, unless the participant or beneficiary becomes entitled to an amount equal to such benefit under another plan or practice adopted by the Company or consents in writing to such amendment.

9.2 Additional Plans. The Company may, without the consent of any participant, cause funds for one or more additional Plans to be held and administered pursuant to this Agreement by delivering to the Trustee a revised Exhibit A listing such additional Plans, executed in the manner of an amendment.

9.3 Plan Amendment. The Company covenants that it will promptly furnish or cause to be furnished to the Trustee an executed counterpart of each document amending a Plan.

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

10.1 Exclusive Benefit. Except as otherwise provided in the Plan or in this Agreement, prior to the payment of all benefits under the Plan, in no circumstances shall any part of the Trust fund revert to the Company or otherwise be used for or diverted to any purpose other than the payment of benefits under, and administrative expenses associated with, the Plan and other than for the exclusive benefit of the participants or their beneficiaries.

10.2 Nonassignment. In no event shall any participant's or beneficiary's interest in the Trust, while undistributed in fact, be alienated, assigned, encumbered or anticipated in any manner, or be subject to garnishment, attachment, execution or bankruptcy proceedings or to claims for alimony or support or to any other claims of any person against such participant or beneficiary.

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10.3  Termination of Trust.  the Trust shall terminate when the entire Trust fund has been disbursed by the Trustee in accordance with the terms of the Plans and this Agreement or, if earlier, when all benefits that may become payable under the Plan have been paid. Any property held by the Trustee upon termination of the Trust shall be distributed to the Company or its successors or assigns.

10.4 Name. The Trust evidenced by this Agreement may be referred to as the "H.B. Fuller Company Executive Benefit Trust."

10.5 Governing Law. Except to the extent that state law has been preempted by provisions of any laws of the United States, as they may be amended from time to time, this Agreement shall be construed and enforced according to the laws of the State of Minnesota.

10.6 Enforcement. This Trust Agreement shall be binding upon and inure to the benefit of the parties and their respective successors in interest and may be enforced by any participant or beneficiary to whom benefits are payable from the Trust funds.

IN WITNESS WHEREOF, the Company and the Trustee have executed this instrument as of the date written below.

Dated:   October 25, 1993               H.B. FULLER COMPANY

                                        By /s/ Anthony L. Andersen
                                           -----------------------------
                                           Chief Executive Officer

Attest: /s/ Mark Tanning
        -------------------------------
        Corporate Benefits Manager
                                        FIRST TRUST NATIONAL ASSOCIATION,
                                        TRUSTEE

                                        By /s/ (signature illegible)
                                          -----------------------------
                                          Assistant Vice President


                                        FIRST TRUST NATIONAL ASSOCIATION,
                                        TRUSTEE

                                        By /s/ (signature illegible)
                                          ----------------------------
                                          Vice President

                                                                              11
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                              H.B. FULLER COMPANY
                            EXECUTIVE BENEFIT TRUST

                                   SCHEDULE A
                                   ----------



1.  Supplemental Executive Retirement Plan

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